Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Teavana Holdings, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Andrew T. Mack and Daniel P. Glennon and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as Directors of the Corporation, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.00003, of the Corporation and other securities pursuant to the Teavana Holdings, Inc. 2011 Equity Incentive Plan and the Teavana Holdings, Inc. 2004 Management Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew T. Mack
Andrew T. Mack	Chief Executive Officer, Chairman of the Board and Director (principal executive officer)	August 31, 2011

/s/ Daniel P. Glennon
Daniel P. Glennon	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	August 31, 2011

/s/ Robert J. Dennis
Robert J. Dennis	Director	August 31, 2011

/s/ F. Barron Fletcher III
F. Barron Fletcher III	Director	August 31, 2011

/s/ John E. Kyees
John E. Kyees	Director	August 31, 2011

/s/ Michael J. Nevins
Michael J. Nevins	Director	August 31, 2011

/s/ Thomas A. Saunders III
Thomas A. Saunders III	Director	August 31, 2011